http://schemas.microsoft.com/office/word/2003/wordml2450



                                                              SUB-ITEM 77Q1(a)

Appendix A, dated February 15, 2011, to the Master Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 45 to the Registration Statement of MFS Series Trust
XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 10, 2011, under Rule
485 under the Securities Act of 1933. Such document is incorporated herein by reference.